UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 4, 2025

CF Industries Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32597	20-2697511
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

2375 Waterview Drive Northbrook, Illinois	60062
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (847) 405-2400

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
common stock, par value $0.01 per share	CF	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On September 4, 2025 (the “Closing Date”), CF Industries Holdings, Inc. (the “Company”), as a guarantor, and its wholly-owned subsidiary CF Industries, Inc. (“CF Industries”), as lead borrower, entered into a $750,000,000 senior unsecured First Amended and Restated Revolving Credit Agreement (the “Amended and Restated Credit Agreement”) with the designated borrower from time to time party thereto, the lenders from time to time party thereto, Citibank, N.A. (“Citibank”), as administrative agent (in such capacity, the “Administrative Agent”), and the issuing banks party thereto, which amended and restated the Company’s Revolving Credit Agreement, dated as of October 26, 2023. CF Industries may designate as borrowers one or more wholly-owned subsidiaries that are organized in the United States or any state thereof, the District of Columbia, England and Wales or any other jurisdiction as mutually agreed to by all of the lenders party to the Amended and Restated Credit Agreement, the Administrative Agent and CF Industries. The Amended and Restated Credit Agreement provides for a revolving credit facility of up to $750,000,000 with a maturity of September 4, 2030 and includes a letter of credit sub-limit of $125,000,000 and a swingline loan sub-limit of $75,000,000. The borrowers will use borrowings under the Amended and Restated Credit Agreement for working capital, capital expenditures, acquisitions, share repurchases and other general corporate purposes.

Borrowings under the Amended and Restated Credit Agreement may be denominated in dollars, Canadian dollars, Euro and Sterling, and will bear interest at a per annum rate equal to, at the applicable borrower’s option, (i) for loans denominated in dollars, (x) the one, three or six month term secured overnight financing rate, plus a credit spread adjustment of 0.00% for all interest periods, plus a margin of 0.875% to 1.50%, or (y) a base rate plus a margin of 0.00% to 0.50%, (ii) for loans denominated in Canadian dollars, (x) the one or three month term Canadian Overnight Repo Rate Average, plus a credit spread adjustment of 0.29547% per annum for a one-month tenor or 0.32138% per annum for a three-month tenor, plus a margin of 0.875% to 1.50% or (y) the Canadian prime rate plus a margin of 0.00% to 0.50%, (iii) for loans denominated in Euro, the one, three or six month Euro interbank offered rate plus a margin of 0.875% to 1.50%, and (iv) for loans denominated in Sterling, the Sterling overnight index average rate plus a margin of 0.875% to 1.50%. The borrowers are required to pay an undrawn commitment fee equal to 0.09% to 0.20% of the undrawn portion of the commitments under the Amended and Restated Credit Agreement, as well as customary letter of credit fees. The margin added to the applicable term secured overnight financing rate or to the base rate, as well as the amount of the commitment fee, will depend on the Company’s credit rating at the time.

The Amended and Restated Credit Agreement contains customary representations and warranties and covenants for a transaction of this type, including one financial maintenance covenant: a requirement that the total net leverage ratio, as defined in the Amended and Restated Credit Agreement, be maintained as of the last day of the Company’s fiscal quarter at a level of not greater than 3.75:1.00; provided the maximum total net leverage ratio shall increase to 4.25:1.00 for the four consecutive fiscal quarter period commencing with the quarter any borrower or subsidiary consummates any material acquisition; provided further, there shall be at least two fiscal quarters with the maximum total net leverage ratio set at 3.75:1:00 before a second step-up may occur.

The Amended and Restated Credit Agreement also contains representations and warranties and covenants made as of the date of the Amended and Restated Credit Agreement or other specific dates. The assertions embodied in those representations and warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating such Amended and Restated Credit Agreement.

Upon the occurrence and during the continuance of an event of default under the Amended and Restated Credit Agreement and after any applicable cure period, subject to specified exceptions, the Administrative Agent may, and at the request of the requisite lenders is required to, accelerate the loans under the Amended and Restated Credit Agreement or terminate the lenders’ commitments under the Amended and Restated Credit Agreement. Specified subsidiaries of the Company are excluded from the representations and warranties, the events of default, and the restrictions contained in certain of the covenants under the Amended and Restated Credit Agreement.

The foregoing description of the Amended and Restated Credit Agreement is qualified in its entirety by reference to the full text of the Amended and Restated Credit Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Each of the financial institutions party to the Amended and Restated Credit Agreement and certain of their respective affiliates have performed or may in the future perform various commercial banking, lending, investment banking, financial advisory, trustee, hedging or other services for the Company, CF Industries and subsidiaries and affiliates of the Company and CF Industries for which they have received or will receive fees and reimbursement of expenses.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this report is incorporated by reference in this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
10.1	First Amended and Restated Revolving Credit Agreement, dated as of September 4, 2025, by and among CF Industries Holdings, Inc., CF Industries, Inc., the designated borrower from time to time party thereto, the lenders from time to time party thereto, Citibank, N.A., as administrative agent, and the issuing banks from time to time party thereto
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 9, 2025	CF INDUSTRIES HOLDINGS, INC.

	By:	/s/ Michael P. McGrane
	Name:	Michael P. McGrane
	Title:	Vice President, General Counsel and Secretary

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